SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   December 31, 2002

        MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri (Address of Principal Executive Offices)	63017 (Zip Code)

(636) 733-1600 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On December 31, 2002, Maverick Tube Corporation, through a wholly-owned subsidiary (the “Registrant”), acquired substantially all of the assets, and assumed certain liabilities, of the tubular business (the “LTV Tubular Business”) of The LTV Corporation (“LTV”) pursuant to an Asset Purchase Agreement dated as of October 15, 2002 (the “Purchase Agreement”) between the Registrant on the one hand, and LTV, LTV Steel Company, Inc. and Georgia Tubing Corporation (collectively, the “Sellers”) on the other hand. The assets acquired by the Registrant included plant, equipment and certain other physical property of the Sellers. These assets were used by the Sellers for the manufacture of tubing products for the electrical conduit, energy and construction industries. The Registrant currently intends to continue the use of the acquired assets in substantially the same manner.

The consideration paid by the Registrant for the acquisition of the LTV Tubular Business was $120.2 million in cash, which included an upward $10.2 million estimated working capital adjustment, subject to finalization. The consideration was funded from the Registrant’s $195 million senior credit facility provided by a group of institutional lenders led by JP Morgan Chase Bank. See ITEM 5, below. The purchase price for the LTV Tubular Business was determined through arm’s length negotiations between the Registrant and the Sellers.

Except for the transactions contemplated in the Purchase Agreement, there are no material relationships between the Registrant or any of its affiliates, officers or directors, or any of their respective associates and the Sellers. The foregoing is a summary of the transactions provided for in the Purchase Agreement. It is not intended to be complete and is qualified by reference to the Purchase Agreement that is filed as an Exhibit to the Registrant’s Form 8-K filed October 16, 2002.

ITEM 5.   OTHER EVENTS.

On December 31, 2002, the Registrant amended and restated its existing $150 million U.S. and Canadian senior credit facility to provide for an increase in overall availability under the facility to $195 million. Such availability includes a $10 million short-term facility to insure compliance with the minimum excess availability requirements under the facility. Borrowings under the short-term portion of the facility may be made through March 31, 2003 and mature on December 31, 2003. Other than such increase in availability and the interest rate on the short-term portion of the facility, the terms of the amended and restated facility are substantially similar to the terms of the original facility.

The foregoing is a summary of the terms of the facility. It is not intended to be complete and is qualified by reference to the Amended and Restated Credit Agreement filed as Exhibit 10.1 hereto.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

           (a)      Financial statements of businesses acquired.

        As required by the two-year requirement of Rule 3-05(b), and as permitted by Rule 3-06, both of Regulation S-X, the audited financial statements of the LTV Tubular Business for the nine months ended September 30, 2002 and the year ended December 31, 2001 will be filed by amendment to this Current Report on Form 8-K no later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

           (b)      Pro forma financial information.

        The pro forma financial statements required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than sixty days after the date on which this Current Report on Form 8-K is required to be filed.

           (c)     Exhibits

Exhibit No.	Description

10.1*	Amended and Restated Credit Agreement dated as of December 31, 2002 by and among the Registrant and its subsidiaries, on the one hand, and JP Morgan Chase Bank, CIT Business Credit Canada Inc., General Electric Capital Corporation, and other financial lenders now or hereinafter a party to the agreement, on the other hand.

* Schedules and similar attachments are omitted in accordance with Item 601(b)(2) of Regulation S-K and a brief description of such omitted Schedules and similar attachments is included herein. The Registrant undertakes to supplementally provide the Securities and Exchange Commission with a copy of any such omitted Schedules or similar attachments upon request.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 3, 2003

MAVERICK TUBE CORPORATION

By: /s/ Pamela G. Boone Pamela G. Boone Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amended and Restated Credit Agreement dated as of December 31, 2002 by and among the Registrant and its subsidiaries, on the one hand, and JP Morgan Chase Bank, CIT Business Credit Canada Inc., General Electric Capital Corporation, and other financial lenders now or hereinafter a party to the agreement, on the other hand.

* Schedules and similar attachments are omitted in accordance with Item 601(b)(2) of Regulation S-K and a brief description of such omitted Schedules and similar attachments is included herein. The Registrant undertakes to supplementally provide the Securities and Exchange Commission with a copy of any such omitted Schedules or similar attachments upon request.

Exhibit 10.1